Exhibit 23
Consent of Independent Registered Public Accounting Firm
Isolagen, Inc.
Exton, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108769, No. 333-122440 and No. 333-142959) and Form S-8 (No. 333-108219 and No. 333-131803) of Isolagen, Inc. of our report dated April 14, 2009 relating to the consolidated financial statements, which is incorporated by reference in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
/s/ BDO Seidman, LLP
Houston, Texas
April 14, 2009